UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 13, 2017

Date of report (Date of earliest event reported)

TACTILE SYSTEMS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37799	41-1801204
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Tyler Street NE, Suite 200 Minneapolis, MN	55413
(Address of Principal Executive Offices)	(Zip Code)

(612) 355-5100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.                                        Entry into a Material Definitive Agreement

On September 13, 2017, Tactile Systems Technology, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with certain of its stockholders, Galen Partners V, L.P., Galen Partners International V, L.P., Galen Management, L.L.C., Radius Venture Partners III, LP, Radius Venture Partners III (Ohio), LP and Radius Venture Partners III QP, LP (collectively, the “Selling Stockholders”), and William Blair & Company, L.L.C. and Piper Jaffray & Co., acting on behalf of themselves and the underwriters named in Schedule I thereto (the “Underwriters”), pursuant to which the Selling Stockholders agreed to sell, and the Underwriters agreed to purchase for resale to the public (the “Offering”), subject to the terms and conditions expressed therein, 3,300,000 shares of the Company’s common stock, par value $0.001 per share (the “Firm Shares”), at a price to the public of $33.00 per share. In addition, pursuant to the Purchase Agreement, the Underwriters have been granted an option, exercisable within 30 days, to purchase up to an additional 495,000 shares of the Company’s common stock from the Selling Stockholders (the “Option Shares” and together with the Firm Shares, the “Shares”) at the same purchase price. The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders. The Offering is expected to close on or about September 15, 2017, subject to the satisfaction of customary closing conditions. The Purchase Agreement provides that the Company and the Selling Stockholders will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Shares are being offered and sold pursuant to a prospectus supplement dated September 13, 2017 and an accompanying base prospectus dated August 31, 2017, pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-220132) that was declared effective by the Securities and Exchange Commission on August 31, 2017. The Selling Stockholders have exercised their demand registration and distribution rights pursuant to the Amended and Restated Investors’ Rights Agreement, dated as of September 14, 2012, among the Selling Stockholders, Worthy Venture Resources, LLC and the Company. Jordan Davis, a member of the Company’s Board of Directors, is a managing member of Radius Venture Partners III, LLC, which is the general partner of each of Radius Venture Partners III, LP and Radius Venture Partners III QP, LP and the manager of the general partner of Radius Venture Partners III (Ohio), LP.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Purchase Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01                                           Regulation FD Disclosure

A copy of the Company’s press release announcing the pricing of the Offering is filed with this report as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 and in Exhibit 99.1 is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), otherwise subject to liability under Section 18 of the Exchange Act, or deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933 or the Exchange Act.

Item 9.01.                                        Financial Statements and Exhibits

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

1.1

Purchase Agreement, dated as of September 13, 2017, by and among Tactile Systems Technology, Inc., the selling stockholders named therein and William Blair & Company, L.L.C. and Piper Jaffray & Co. acting on behalf of themselves and the underwriters named in Schedule I thereto.

99.1	Press Release, dated September 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TACTILE SYSTEMS TECHNOLOGY, INC.

Date: September 13, 2017	By:	/s/ Lynn L. Blake
Lynn L. Blake
Chief Financial Officer